Exhibit 10.16

                                 PROMISSORY NOTE

                                                $766,183.04

                                                                  March 27, 2002

     FOR VALUE RECEIVED, Le@p Technology, Inc., a Delaware corporation with a principal place of business at 5601 N. Dixie Highway, Suite 411, Fort Lauderdale, Florida 33334 ("Maker"), promises to pay to the order of the M. Lee Pearce 1998 Irrevocable Trust, or its registered assigns (the "Payee"), the principal sum SEVEN HUNDRED SIXTY-SIX THOUSAND ONE HUNDRED EIGHTY-THREE DOLLARS AND FOUR CENTS of ($766,183.04), together with interest at the "Prime Rate" (as hereinafter defined), as announced from time to time), due and payable in one lump sum of principal and interest on January 15, 2003. "Prime Rate" shall mean the prime commercial lending rate set forth in the "Money Rates" section of The Wall Street Journal, as announced from time to time. Principal and interest shall be payable to the Payee at the following address: 16 La Gorce Circle, Miami Beach, FL 33141, or such other place as the Payee may designate.

     This Promissory Note (this "Note") is issued subject to the following additional terms and conditions:

     1. Type of Payment. Payment of both principal and interest shall be made in currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     2. Manner of Payment. Payment shall be made to Payee at the Payee's address set forth above or such other place as Payee may designate in writing.

     3. Interest on Overdue  Payments.  From and after the date which is fifteen
(15) days after the date upon which any payment of principal hereunder becomes due and payable, if the same is not timely paid, interest shall be payable on all sums outstanding hereunder at fifteen percent (15%) per annum.

     4. Miscellaneous.

          (A) This Note shall be binding upon the Maker and its successors and assigns.

          (B) If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

          (C) The validity, interpretation and effect of this Note shall be exclusively governed by, and construed in accordance with, the laws of the State of Florida, excluding the "conflict of laws" rules thereof.

          (D) This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by the Maker and Payee.

          (E) In case suit shall be brought for the collection hereof, or if it is necessary to place the same in the hands of an attorney for collection, the Maker agrees to pay reasonable attorneys' fees and costs for making such collections.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

                                           LE@P TECHNOLOGY, INC.


                                           By     /s/ Robert Tancredi, M.D.
                                           -------------------------------------
                                           Name:      Robert Tancredi, M.D.
                                           Title:     President